AMENDMENT


     Amendment made as of May 21, 2001 to those certain Custody Agreements between each fund in the Dreyfus Family of Funds listed on Schedule I hereto (each a "Fund") and The Bank of New York ("Custodian") (each such Custody Agreement hereinafter referred to as the "Custody Agreement").


                              W I T N E S S E T H :


     WHEREAS, Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), was adopted on June 12, 2000 by the Securities and Exchange Commission;

     WHEREAS, the Fund and Custodian desire to amend the Custody Agreement to conform with the Rule;

     NOW, THEREFORE, the Fund and Custodian hereby agree as follows:

     1.    The following new Article is hereby added to the Custody Agreement:

                              Foreign Depositories

     1. As used in this Article, the term "Foreign Depository" shall mean each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), identified to the Fund from time to time, and their respective successors and nominees.

     2. Custodian may assume in connection with any delivery of a Certificate or any giving of Oral Instructions or Written Instructions, as the case may be, that the Fund or its investment adviser has determined based upon and in reliance on information provided by the Custodian that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of the Rule.

     3. With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibilities for the safekeeping of the Fund's assets would exercise (i) to provide the Fund with a written analysis of the custody risks associated with maintaining assets with the Foreign Depository, (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund in writing of any material change in such risks, and (iii) to notify the Fund as soon as reasonably possible whenever a Foreign Depository ceases to be a Foreign Depository so that the Fund may withdraw its assets as soon as reasonably possible. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians, trade associations of which Custodian is a member from time to time, or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, but not of any Foreign Depository to the extent covered by an analysis described in clause (i) of this Section, (b) such country's prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

     2. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

     3. For each Fund organized as a Massachusetts business trust, a copy of its Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given that each such instrument is executed on behalf of the trustees of each such Fund and not individually and that the obligations of this Agreement are not binding upon any of the trustees or shareholders individually but are binding only upon the respective Fund. The parties expressly agree that BNY and its assignees and affiliates shall look solely to the respective Fund's assets and property with respect to enforcement of any claim.

      IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                    EACH FUND LISTED ON SCHEDULE I HERETO



                                    By:  /s/Steven F. Newman
                                         ________________________________
                                    Name:  Steven F. Newman
                                    Title: Secretary/Assistant Secretary


                                    THE BANK OF NEW YORK




                                    By:  /s/Edward G. McGann
                                         __________________________________
                                    Name:  Edward G. McGann
                                    Title: Vice President


(PAGE)


            SCHEDULE 1



Dreyfus BASIC Money Market Fund, Inc.
Dreyfus BASIC Municipal Fund, Inc.
   Dreyfus BASIC Municipal Money Market Portfolio
   Dreyfus BASIC Intermediate Municipal Bond Portfolio Dreyfus BASIC Municipal Bond Portfolio
   Dreyfus BASIC New Jersey Municipal Money Market Portfolio Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus California Intermediate Municipal Bond Fund
Dreyfus California Tax Exempt Bond Fund, Inc.
Dreyfus California Tax Exempt Money Market Fund
Dreyfus Cash Management
Dreyfus Cash Management Plus, Inc.
Dreyfus Connecticut Intermediate Municipal Bond Fund
Dreyfus Connecticut Municipal Money Market Fund, Inc. Dreyfus Florida Intermediate Municipal Bond Fund
Dreyfus Florida Municipal Money Market Fund
Dreyfus Global Growth Fund
Dreyfus Government Cash Management Funds
   Dreyfus Government Cash Management
   Dreyfus Government Prime Cash Management
Dreyfus Growth and Value Funds, Inc.
   Dreyfus International Value Fund
Dreyfus Institutional Money Market Fund
   Government Securities Series
   Money Market Series
Dreyfus Institutional Preferred Money Market Funds
   Dreyfus Institutional Preferred Money Market Fund
   Dreyfus Institutional Preferred Plus Money Market Fund Dreyfus Insured Municipal Bond Fund, Inc.
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus International Funds, Inc.
   Dreyfus Emerging Markets Fund
   Dreyfus International Growth Fund
Dreyfus Investment Portfolios
   Emerging Markets Portfolio
   European Equity Portfolio
   Founders International Equity Portfolio
   Founders Passport Portfolio
   Japan Portfolio
Dreyfus Liquid Assets, Inc.
Dreyfus Massachusetts Intermediate Municipal Bond Fund Dreyfus Massachusetts Municipal Money Market Fund
Dreyfus Massachusetts Tax Exempt Bond Fund
Dreyfus Money Market Instruments, Inc.
   Government Securities Series
   Money Market Series
Dreyfus Municipal Bond Fund, Inc.
Dreyfus Municipal Cash Management Plus
Dreyfus Municipal Money Market Fund, Inc.
Dreyfus New Jersey Intermediate Municipal Bond Fund
Dreyfus New Jersey Municipal Bond Fund, Inc.
Dreyfus New Jersey Municipal Money Market Fund, Inc.
Dreyfus New York Municipal Cash Management
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus New York Tax Exempt Intermediate Bond Fund
Dreyfus New York Tax Exempt Money Market Fund
Dreyfus Pennsylvania Intermediate Municipal Bond Fund Dreyfus Pennsylvania Municipal Money Market Fund
Dreyfus Premier California Municipal Bond Fund
Dreyfus Premier Equity Funds, Inc.
   Dreyfus Premier Emerging Markets Fund
Dreyfus Premier International Funds, Inc.
   Dreyfus Premier European Equity Fund
   Dreyfus Premier Greater China Fund
   Dreyfus Premier International Growth Fund
   Dreyfus Premier Japan Fund
Dreyfus Premier Municipal Bond Fund
Dreyfus Premier New York Municipal Bond Fund
Dreyfus Premier State Municipal Bond Fund
   Connecticut Series
   Florida Series
   Maryland Series
   Massachusetts Series
   Michigan Series
   Minnesota Series
   New Jersey Series
   North Carolina Series
   Ohio Series
   Pennsylvania Series
   Texas Series
   Virginia Series
Dreyfus Premier Value Equity Funds
   Dreyfus Premier International Value Fund
Dreyfus Premier Worldwide Growth Fund, Inc.
Dreyfus Short-Intermediate Municipal Bond Fund
Dreyfus Tax Exempt Cash Management
Dreyfus Treasury Cash Management
Dreyfus Treasury Prime Cash Management
Dreyfus 100% U.S. Treasury Money Market Fund
Dreyfus Variable Investment Fund
   International Equity Portfolio
   International Value Portfolio
   Money Market Portfolio
   Special Value Portfolio
Dreyfus Worldwide Dollar Money Market Fund, Inc.
General California Municipal Bond Fund, Inc.
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
   General Government Securities Money Market Fund
   General Treasury Prime Money Market Fund
General Money Market Fund, Inc.
General Municipal Bond Fund, Inc.
General Municipal Money Market Funds, Inc.
   General Municipal Money Market Fund
General New York Municipal Bond Fund, Inc.